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                                   EXHIBIT 11

                 STATEMENT RE-COMPUTATION OF PER SHARE EARNINGS
                  (Dollars in thousands, except per share data)

                                Six Months Ended    Three Months Ended
                                 September 30,        September 30,
                                 1997       1996       1997       1996
                              ---------  ---------  ---------  ---------
                             (Unaudited)(Unaudited)(Unaudited)(Unaudited)
PRIMARY EARNINGS PER SHARE:

Weighted average shares
  outstanding                    17,151    17,139     17,182   17,138
                               ========  ========    =======  =======

Income from continuing
  operations                   $  5,594  $  3,789    $ 4,603  $ 3,571
Income (loss) from
  discontinued operations           -         (75)      -       1,538
                               --------  --------    -------  -------
     Net income                $  5,594  $  3,714    $ 4,603  $ 5,109
                               ========  ========    =======  =======

Income per share from
  continuing operations        $   0.33  $   0.22    $  0.27  $  0.21
Income (loss) per share from
  discontinued operations           -         -          -       0.09
                               --------  --------    -------  -------
     Net income per share      $   0.33  $   0.22    $  0.27  $  0.30
                               ========  ========    =======  =======


FULLY-DILUTED EARNINGS PER SHARE:

Weighted average shares
  outstanding                    17,151    17,139     17,182   17,138
Convertible notes                 3,235     3,235      3,235    3,235
                               --------  --------    -------  -------
     Total shares                20,386    20,374     20,417   20,373
                               ========  ========    =======  =======

Income from continuing
  operations<F1>               $  6,616  $  4,807    $ 5,111  $ 4,080
Income (loss) from
  discontinued operations           -         (75)       -      1,538
                               --------  --------    -------  -------
     Net income                $  6,616  $  4,732    $ 5,111  $ 5,618
                               ========  ========    =======  =======


Income per share from
  continuing operations        $   0.32  $   0.22    $  0.25  $  0.20
Income (loss) per share from
   discontinued operations          -         -          -       0.08
                               --------  --------    -------  -------
    Net income per share       $   0.32  $   0.22<F2>$  0.25  $  0.28
                               ========  ========    =======  =======


<F1>  Adjusted for interest on convertible debt
<F2>  Anti-dilutive; use primary earnings per share

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